Exhibit 99.2

SUBSCRIPTION AGREEMENT

Convertible Note and Warrants

TO:            ORLA MINING LTD. (the “Issuer”)

The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from the Issuer an unsecured convertible note (the “Note”) having the aggregate principal amount set out below (the “Principal Amount”), subject to the terms and conditions of this Subscription Agreement, including the representations and warranties set forth in Schedule “A” hereto (the “Accredited Investor Certificate”).

As additional consideration for funding the Principal Amount, the Issuer agrees to issue to the Subscriber, and the Subscriber irrevocably agrees to subscribe for, the number of common share purchase warrants of the Issuer (each, a “Warrant”) set out below, subject to the terms and conditions of this Subscription Agreement, including the representations and warranties set forth in the Accredited Investor Certificate. References to the “Offering” shall mean the subscription of the Note and the Warrants. Each Warrant will entitle the Subscriber to purchase one (1) common share of the Issuer (each, a “Common Share”) at an exercise price of C$11.50 per Common Share, exercisable for a period of five (5) years from the closing date of the Offering (the “Closing Date”).

The Issuer and Subscriber agree to be bound by the terms of this Subscription Agreement, and the Subscriber acknowledges that the Issuer may rely upon the representations and warranties contained herein, including those in the Accredited Investor Certificate.

Principal Amount: [●]
Number of Warrants: [●]

Name and Address of Subscriber:
[●]

Name of Subscriber (please print)

HAMBLIN WATSA INVESTMENT COUNSEL LTD., investment managed on behalf of the Subscriber

By:
Authorized Signature

Official Capacity or Title (please print)

(Please print name of signatory if different from the name of the Subscriber printed above.)

Subscriber’s Address, including the province, state, country and postal/ZIP code:

[●]

Telephone Number:

Fax Number:
E-mail Address:

Registration Instructions (if different):

Name

Account Reference, if applicable

Address, including the province, state, country and postal/ZIP code

Delivery Instructions (if different):

c/o Hamblin Watsa Investment Counsel Ltd.

Name

Account Reference, if applicable

95 Wellington Street West, Suite 802

Toronto, Ontario, Canada M5J 2N7

Address, including the province, state, country and postal/ZIP code

Telephone Number

Present Ownership of Securities

The Subscriber either [check appropriate box]:

☐            owns, directly or indirectly, or exercises control or direction over, no Common Shares or securities convertible into Common Shares; or

☒           owns, directly or indirectly, or exercises control or direction over, those number of Common Shares as is currently set out on the profile for the Issuer on the publicly-available System for Electronic Disclosure by Insiders (SEDI) available at www.sedi.ca.

Insider Status

The Subscriber either [check appropriate box]:

☒           is an “Insider” of the Issuer as defined in the applicable Canadian securities law, namely:

(a)           a director or an officer of the Issuer;

(b)           a director or an officer of a person that is itself an insider or subsidiary of the Issuer;

(c)           a person that has

(i)            direct or indirect beneficial ownership of;

(ii)           control or direction over; or

(iii)          a combination of direct or indirect beneficial ownership of and of control or direction over securities of the Issuer carrying more than 10% of the voting rights attached to all the Issuer’s outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person as underwriter in the course of a distribution; or

(d)           the Issuer itself, if it has purchased, redeemed or otherwise acquired any securities of its own issue, for so long as it continues to hold those securities; or

☐            is not an Insider of the Issuer.

Registrant Status

The Subscriber either [check appropriate box]:

☐            is a “registrant” as defined under applicable Canadian securities law: “registrant” means a person registered or required to be registered under applicable Canadian securities law, or

☒           is not a “registrant”.

ACCEPTANCE: The Issuer hereby accepts the above subscription subject to the terms and conditions of this Subscription Agreement.

ORLA MINING LTD.

Per:	Date:

Name:
Title:

[Signature Page to Subscription Agreement]

TERMS AND CONDITIONS OF SUBSCRIPTION

1.             Definitions.

Whenever used in this Subscription Agreement, the following terms and phrases shall have the following meanings. Other terms shall have the meanings ascribed to them throughout this Subscription Agreement.

“Closing Time” means 8:30 a.m. (Toronto time) on the Closing Date or such other time as agreed to in writing by the Issuer and the Subscriber;

“Closing” means the completion of the issue and sale by the Issuer and the purchase by the Subscriber of the Note and the Warrants.

2.             Delivery and Payment. The Subscriber agrees that the following shall be delivered to the Issuer by the Closing Date, or such other time, date or place as the Issuer and the Subscriber may agree in writing:

(a)	a completed and duly signed copy of this Subscription Agreement;

(b)	a duly completed and executed copy of the Accredited Investor Certificate in the form attached hereto as Schedule A;

(c)	a wire transfer of readily available funds in the amount equal to the Principal Amount delivered in accordance with instructions provided by the Issuer in advance of the Closing Date; and

(d)	any other documents that the Issuer may reasonably request.

The Subscriber acknowledges and agrees that such documents, when executed and delivered by the Subscriber, will form part of and will be incorporated into this Subscription Agreement and each shall constitute a representation, warranty or covenant of the Subscriber, hereunder in favour of the Issuer. The Subscriber consents to the filing of such documents as may be required to be filed with the applicable securities commission in connection with the transactions contemplated hereby.

3.             Closing. The transactions contemplated hereby will be completed on or before the Closing Date at the Closing Time at the offices of Blake, Cassels & Graydon LLP, Toronto, Ontario, or such other time and place as the Issuer and Subscriber may agree upon.

If, prior to the Closing Time, the terms and conditions contained in the Subscription Agreement have not been complied with to the satisfaction of the Issuer, or waived by it, the Issuer and the Subscriber will have no further obligations under this Subscription Agreement. If the Closing does not occur, the Issuer shall return this Subscription Agreement and any funds delivered by the Subscriber to the Issuer representing the Principal Amount, without interest or deduction to the Subscriber.

SCHEDULE “A”

ACCREDITED INVESTOR CERTIFICATE

NOTE: THE SUBSCRIBER MUST INITIAL OR PLACE A CHECK MARK BESIDE THE APPLICABLE PORTION OF THE DEFINITION BELOW.

Accredited Investor (defined in National Instrument 45-106 – Prospectus Exemptions ("NI 45-106") or Section 73.3 of the Securities Act (Ontario), as applicable) means:

☐	(a)	except in Ontario, a Canadian financial institution, or a Schedule III bank;

☐	(a.1)	in Ontario, a bank listed in Schedule I, II or III of the Bank Act (Canada), as an association to which the Cooperative Credit Associations Act (Canada) applies or a contract cooperative credit society for which an order has been made under subsection 473(1) of the Act, or a loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative or credit union league or federation that is authorized by a statute of Canada or Ontario to carry on business in Canada or Ontario, as the case may be;

☐	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

☐	(c)	a subsidiary of any person or company referred to in paragraphs (a), (a.1) or (b), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐	(d)	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer;

☐	(d.1)	in Ontario, a person or company registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer;

☐	(e)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

☐	(e.1)	an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as an representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

☐	(f)	the Government of Canada or a jurisdiction of Canada, or any Crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada;

☐	(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l'île de Montréal or an intermunicipal management board in Québec;

☐	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

☐	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

☐	(j)	an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

☐	(j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities exceeds $5,000,000;

(for the purposes of (j) and (j.1) above, "financial assets" include (i) cash, (ii) securities, or (iii) a contract of insurance, deposit or an evidence of a deposit that is not a security for the purposes of securities legislation; the value of an investor's personal residence or other real estate is not included in the calculation of financial assets)

☐	(k)	an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

(Note: if individual accredited investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under section (t) below, which must be initialled.)

☐	(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

("net assets" includes all of the Subscriber’s total assets minus all of the Subscriber’s total liabilities; as a result, the calculation of total assets would include the value of the Subscriber personal residence or other real estate and the calculation of total liabilities would include the amount of any liability (such as a mortgage) in respect of the Subscriber’s personal residence or other real estate; income tax should also be considered a liability if the obligation to pay it is outstanding at the Closing Date)

☒	(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

☐	(n)	an investment fund that distributes or has distributed its securities only to

		i)	a person that is or was an accredited investor at the time of the distribution,
		ii)	a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] and 2.19 [Additional investment in investment funds] of NI 45-106, or
		iii)	a person described in (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106;

☐	(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

☐	(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

☐	(q)	a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;

☐	(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

☒	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

☐	(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors (as defined in NI 45-106);

☐	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser;

☐	(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor (as defined by NI 45-106); or

☐	(w)	a trust established by an accredited investor for the benefit of the accredited investor's family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor's spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor's spouse or of that accredited investor's former spouse.

For the purposes hereof:

(a)	"affiliate" means an issuer connected with another issuer because

(i)	one of them is the subsidiary of the other;

(ii)	each of them is controlled by the same person; or

(iii)	for the purposes of Saskatchewan securities law, both are subsidiaries of the same issuer;

(b)	"bank" means a bank named in Schedule I or II of the Bank Act (Canada);

(c)	"Canadian financial institution" means

(i)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(ii)	a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(d)	"company" means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

(e)	"consultant" means, for an issuer, a person, other than an employee, executive officer, or director of the issuer or of a related entity of the issuer, that

(i)	is engaged to provide services to the issuer or a related entity of the issuer, other than services provided in relation to a distribution;

(ii)	provides the services under a written contract with the issuer or a related entity of the issuer; and

(iii)	spends or will spend a significant amount of time and attention on the affairs and business of the issuer or a related entity of the issuer and includes, for an individual consultant, a corporation of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner and for a consultant that is not an individual, an employee, executive officer, or director of the consultant, provided that the individual employee, executive officer or director spends or will spend a significant amount of time and attention on the affairs and business of the issuer or a related entity of the issuer;

(f)	"control person" means

(i)	a person or company who holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and, if a person or company holds more than 20% of the voting rights attached to all outstanding voting securities of an issuer, the person or company is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer, or

(ii)	each person or company in a combination of persons or companies, acting in concert by virtue of an agreement, arrangement, commitment or understanding, which holds in total a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and, if a combination of persons or companies holds more than 20% of the voting rights attached to all outstanding voting securities of an issuer, the combination of persons or companies is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer;

(g)	"director" means:

(i)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

(ii)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

(h)	"eligibility adviser" means

(i)	a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and

(ii)	in Saskatchewan and Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

(A)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officer, founders, or control persons, and

(B)	have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(i)	"executive officer" means, for an issuer, an individual who is

(i)	a chair, vice-chair or president,

(ii)	a vice-president in charge of a principal business unit, division or function including sales, finance or production,

(iii)	performing a policy-making function in respect of the issuer;

(j)	"financial assets" means

(i)	cash,

(ii)	securities, or

(iii)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(k)	"founder" means, in respect of an issuer, a person who,

(i)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(ii)	at the time of the distribution or trade is actively involved in the business of the issuer;

(l)	"fully managed account" means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

(m)	"individual" means a natural person, which excludes, among other things, partnerships, unincorporated associations, unincorporated syndicates, unincorporated organizations and trusts as well as natural persons acting in the capacity of trustee, executor, administrator or personal or other legal representative;

(n)	"insider" means

(i)	a director or an officer of an issuer,

(ii)	a director or an officer of a person that is itself an insider or a subsidiary of an issuer;

(iii)	a person that has (A) beneficial ownership of, or control or direction over, directly or indirectly, or (B) a combination of beneficial ownership or, and control or direction over, directly or indirectly, securities of an issuer carrying more than 10% of the voting rights attached to all the issuer's outstanding voting securities, excluding for the purpose of the calculation of the percentage held, any securities held by the person as agent in the course of a distribution,

(iv)	an issuer that has purchased, redeemed or otherwise acquired a security of its own issue, for so long as it continues to hold that security,

(v)	a person designated as an insider in an order by a securities regulatory authority, or

(vi)	a person that is in a prescribed class of persons;

(o)	"investment fund" means a mutual fund or a non-redeemable investment fund, and, for greater certainty, in British Columbia includes an employee venture capital corporation that does not have restricted constitution, and is registered under Part 2 of the Employee Investment Act and whose business objective is making multiple investments and a venture capital corporation registered under Part 1 of the Small Business Venture Capital Act (British Columbia) whose business objective is making multiple investments;

(p)	"jurisdiction" means a province or territory of Canada except when used in the term foreign jurisdiction;

(q)	"local jurisdiction" means the jurisdiction in which the Canadian securities regulatory authority is situate;

(r)	"non-redeemable investment fund" means an issuer,

(i)	whose primary purpose is to invest money provided by its securityholders,

(ii)	that does not invest,

(A)	for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

(B)	for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

(iii)	that is not a mutual fund;

(s)	"permitted assign" means, for a person that is an employee, executive officer, director or consultant of an issuer or of a related entity of the issuer,

(i)	a trustee, custodian, or administrator acting on behalf of, or for the benefit of the person,

(ii)	a holding entity of the person,

(iii)	an RRSP, RRIF or TFSA of the person,

(iv)	a spouse of the person,

(v)	a trustee, custodian, or administrator acting on behalf of, or for the benefit of the spouse of the person,

(vi)	a holding entity of the spouse of the person, or

(vii)	an RRSP, RRIF or TFSA of the spouse of the person;

(t)	"person", except in Ontario, includes

(i)	an individual,

(ii)	a corporation,

(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(iv)	an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

(t.1)	"person", in Ontario, means an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative;

(u)	"related liabilities" means

(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(ii)	liabilities that are secured by financial assets;

(v)	"Schedule III bank" means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(w)	"spouse" means, an individual who,

(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(iii)	in Alberta, is an individual referred to in (i) or (ii) above, or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(x)	"subsidiary" means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

All monetary references are in Canadian Dollars.